For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces First Quarter 2013 Results

WASHINGTON, May 15, 2013 /PRNewswire-FirstCall/ — WidePoint Corporation (NYSE Mkt: WYY), a leading provider of secured, cloud-delivered, enterprise-wide, information technology-based managed mobility solutions, today announced financial results for the three months ending March 31, 2013.

First Quarter 2013 Highlights

•	Net revenue for the quarter ended March 31, 2013, of $12.0 million reflected a 13% decrease from $13.7 million in last year’s comparable period.

•	Gross margin increased to 27% from 24% as the company realized higher overall margins with the shift in the Company’s revenue mix, as compared to the prior year’s quarterly performance.

•	Non-GAAP Adjusted EBITDA was approximately $163,000 compared to $743,000 in last year’s comparable period as the Company continued to increase spending in sales and marketing and product development efforts as it undergoes a strategic shift towards providing an enterprise-wide suite of managed mobility solutions in 2013.

•	Loss from operations was approximately $(125,000) compared to income from operations of approximately $128,000 in last year’s comparable period.

•	Net loss was approximately $(35,000) compared to net income of $57,000 in last year’s first quarter.

Steve Komar, CEO, WidePoint, commented, “Our first quarter met our overall goals and expectations. Although we experienced a modest revenue decline, we were pleased with the margin improvements which we believe are indicative of our future directions. More importantly, we have been able to utilize our working capital and positive adjusted EBITDA to fund our stated reinvestment programs to position the Company for future growth by expanding our sales and marketing organization, accelerating our product development portfolio, functionally optimizing our management structure, and uniting under a common branding strategy. These re-investments should allow us to improve the Company’s overall financial business model as we expand our capabilities to reach new markets efficiently and productively, while providing an expanded enterprise-based portfolio of managed mobility solutions and services.”

James McCubbin, WidePoint CFO, added, "While it may have been more comfortable to report slightly higher quarterly revenues, we were heartened by the fact that our gross margins improved by approximately 300 basis points over last year. Our revenue drop-off was related to the absence of low-margin, reselling revenues and consulting services, partially offset by increasing higher margin services. We expect that the absence of that revenue in the first quarter will be offset by a number of second and third quarter commercial and government opportunities in our sales pipeline that either have been, or are now in the process of being, awarded.” McCubbin, further stated, “Our 2013 strategic investments continue at pace, financed by our adjusted EBITDA. While these investment activities will somewhat deteriorate short-term results, they are crucial to our establishing the growth trajectory for the Company to which we are all committed.”

Upcoming Financial Conferences

B. Riley 14th Annual Investor Conference - WidePoint has been invited to present at the B. Riley 14th Annual Investor Conference. The conference will be held at The Loews Santa Monica Beach Hotel in Southern California on May 20-22, 2013. Management is scheduled to present on Tuesday, May 21, 2013, at 3:00 p.m. Pacific Time, with one-on-one meetings held throughout the day. For more information about the conference or to schedule a one-on-one meeting with WidePoint management, please contact your B. Riley & Co. representative or visit www.brileyco.com.

2nd Annual Marcum MicroCap Conference – WidePoint has been invited to present at the 2nd Annual Marcum MicroCap Conference. The conference will be held at the Grand Hyatt in New York on Thursday, May 30, 2013. Management is scheduled to present on Thursday, May 30, 2013, at 11:00 a.m. Eastern Time with one-on-one meetings held throughout the day. For more information about the conference or to schedule a one-on-one meeting with WidePoint management, please contact your Marcum representative or visit www.marcumllp.com.

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Wednesday, May 15, 2013. Anyone interested in participating should call 877-941-1428 if calling within the United States or 480-629-9665 if calling internationally. There will be a playback available until May 29, 2013. To listen to the playback, please call 877-870-5176 if calling within the United States or 858-384-5517 if calling internationally. Please use pin number 4619465 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=104743.

About WidePoint

WidePoint is a leading provider of secured, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2013	2012
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,517,411	$1,857,614
Accounts receivable, net of allowance for doubtful accounts of $30,684 and $76,886 in and , respectively	5,896,009	6,932,366
Unbilled accounts receivable	1,165,286	2,969,450
Inventories	274,860	286,920
Prepaid expenses and other assets	401,929	482,389
Income taxes receivable	108,887	138,575
Deferred income taxes	473,430	473,430

Total current assets	10,837,812	13,140,744

NONCURRENT ASSETS
Property and equipment, net	1,443,526	1,428,323
Intangibles, net	4,617,443	4,969,241
Goodwill	16,618,467	16,618,467
Deferred income tax asset, net of current	3,526,499	3,346,948
Deposits and other assets	76,845	76,118

TOTAL ASSETS	$37,120,592	$39,579,841

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term note payable	$66,514	$113,018
Accounts payable	4,187,201	5,555,419
Accrued expenses	2,727,559	3,539,710
Deferred revenue	351,503	173,655
Current portion of long-term debt	910,902	1,102,741
Current portion of deferred rent	58,045	51,196
Current portion of capital lease obligations	43,490	42,878

Total current liabilities	8,345,214	10,578,617

NONCURRENT LIABILITIES
Long-term debt, net of current portion	4,698,732	4,918,732
Capital lease obligation, net of current portion	91,212	102,244
Deferred rent, net of current portion	2,255	15,786
Deferred revenue	25,231	25,231
Deposits and other liabilities	1,964	1,964

Total liabilities	13,164,608	15,642,574

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 110,000,000 shares authorized; 63,751,857 and 63,751,857 shares issued and outstanding, respectively	63,752	63,752
Additional paid-in capital	69,648,376	69,594,390
Accumulated deficit	(45,756,144)	(45,720,875)

Total stockholders’ equity	23,955,984	23,937,267

Total liabilities and stockholders’ equity	$37,120,592	$39,579,841

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012
	(Unaudited)

REVENUES	$11,968,106	$13,701,741
COST OF REVENUES (including amortization and depreciation of $374,319 and $421,292, respectively)	8,693,654	10,376,390

GROSS PROFIT	3,274,452	3,325,351

OPERATING EXPENSES
Sales and Marketing	805,817	640,716
General and Administrative Costs (including share-based compensation of $53,987 and $55,053, respectively, and gain on change in fair value of contingent obligation of $220,000 and $0, respectively)	2,526,815	2,497,328
Depreciation and Amortization	66,278	59,776

Total Operating Expenses	3,398,910	3,197,820

(LOSS) INCOME FROM OPERATIONS	(124,458)	127,531

OTHER INCOME (EXPENSE)
Interest Income	849	1,869
Interest Expense	(59,582)	(61,451)
Other Income (Expense)	4,371	18,145

Total Other Income (Expense)	(54,362)	(41,437)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(178,820)	86,094
INCOME TAX (BENEFIT) PROVISION	(143,551)	28,691

NET (LOSS) INCOME	$(35,269)	$57,403

BASIC EARNINGS PER SHARE	$(0.001)	$0.001

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	63,751,857	63,226,857

DILUTED EARNINGS PER SHARE	$(0.001)	$0.001

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	63,751,857	64,249,138

WIDEPOINT CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGSTO NON-GAAP ADJUSTED EARNINGS BEFORE INTEREST TAXES DEPRECIATION AND AMORTIZATION (EBITDA)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012
	(Unaudited)

NET INCOME (LOSS)	$(35,269)	$57,403
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	(220,000)	-
Depreciation and amortization	440,597	481,068
Amortization of deferred financing costs	910	2,410
Income tax provision (benefit)	(143,551)	28,691
Interest income	(849)	(1,869)
Interest expense	59,582	61,451
Other (expense) income	(4,371)	(18,145)
Stock-based compensation expense	53,986	55,053
Avalon business combination transaction and related costs	-	11,651
Avalon integration initiatives	11,545	65,548
Adjusted EBITDA	$162,580	$743,261